Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2025 on the consolidated financial statements of Smart Powerr Corp. and its subsidiaries appearing in the Annual Report on Form 10-K of Smart Powerr Corp. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Enrome LLP

Singapore

October 15, 2025

PCAOB ID #6907

Enrome LLP	143 Cecil Street #19-03/04 GB Building Singapore 069542	admin@enrome-group.com www.enrome-group.com